Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K



                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED INCOME TRUST and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                   TITLE                          DATE

/s/John F. Donahue           Chairman and Trustee        March 20, 1998
---------------------------
John F. Donahue              (Chief Executive Officer)


/s/Glen R. Johnson           President and Trustee       March 20, 1998
---------------------------
Glen R. Johnson


/s/John W. McGonigle         Treasurer, Executive Vice   March 20, 1998
John W. McGonigle            President and Secretary
                             (Principal Financial and
                             Accounting Officer)


/s/Thomas G. Bigley          Trustee                     March 20, 1998
Thomas G. Bigley


/s/Nicholas P. Constantakis  Trustee                     March 20, 1998
---------------------------
Nicholas P. Constantakis


/s/John T. Conroy, Jr.       Trustee                     March 20, 1998
---------------------------
John T. Conroy, Jr.


/s/William J. Copeland       Trustee                     March 20, 1998
William J. Copeland

/s/James E. Dowd             Trustee                     March 20, 1998
James E. Dowd


/s/Lawrence D. Ellis         Trustee                     March 20, 1998
Lawrence D. Ellis


/s/Edward L. Flaherty, Jr.   Trustee                     March 20, 1998
---------------------------
Edward L. Flaherty, Jr.


/s/Peter E. Madden           Trustee                     March 20, 1998
Peter E. Madden


/s/John E. Murray, Jr.       Trustee                     March 20, 1998
---------------------------
John E. Murray, Jr.


/s/Wesley W. Posvar          Trustee                     March 20, 1998
Wesley W. Posvar


/s/Marjorie P. Smuts         Trustee                     March 20, 1998
Marjorie P. Smuts











Sworn to and subscribed before me this 20th day of March, 1998.



/s/ Cheri S. Good____________
Cheri S. Good
Notary Public